                                                                   EXHIBIT 4.7.3

                       AMENDMENT NO. 4 AND WAIVER NO. 1 TO

               $100,000,000 AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDMENT NO. 4 and WAIVER NO. 1, dated as of January 23, 2003 (this "AMENDMENT NO. 4"), to the $100,000,000 Amended and Restated Credit Agreement dated June 26, 2001 (as heretofore amended, amended and restated and supplemented, the "CREDIT AGREEMENT") among Key3Media Group, Inc., a Delaware corporation, the Guarantors party thereto, the Lenders party thereto, Morgan Stanley Senior Funding, Inc. ("MSSFI"), as Sole Lead Arranger and Sole Book-Runner, Morgan Stanley & Co. Incorporated ("MSCI"), as Collateral Agent, The Bank of New York, as Syndication Agent, Fleet National Bank and BNP Paribas, each as Co-Documentation Agent, UBS Warburg LLC, as Documentation Agent, and MSSFI, as Administrative Agent.

                              W I T N E S S E T H :

         WHEREAS, Key3Media Group, Inc. (the "BORROWER") is the borrower under the Loan Documents (as defined in the Credit Agreement);

         WHEREAS, Key3Media Events, Inc. ("EVENTS"), Key3Media Advertising, Inc., Key3Media BCR Events, Inc., Key3Media Von Events, Inc. and Key3Media BioSec Corp. (collectively, the "GUARANTORS") are guarantors under the Loan Documents, including, without limitation, the Credit Agreement as supplemented by the Subsidiary Guaranty Supplement dated September 25, 2001 and the Subsidiary Guaranty Supplement dated November 13, 2002;

         WHEREAS, the Borrower and the Guarantors are grantors under the Collateral Documents, including, without limitation, the Amended and Restated Security Agreement dated June 26, 2001 as supplemented by the Security Agreement Supplement dated September 25, 2001;

         WHEREAS, the Borrower has asked the Lenders, and the Lenders party hereto are willing, on the terms and conditions set forth below and for a limited period only, to waive compliance with certain provisions of, and to waive certain Defaults and Events of Default (as defined in the Credit Agreement) that may exist;

         WHEREAS, the Borrower has asked the Lenders to provide it with new value consisting of, inter alia, the waivers contained herein, a consent to the asset sale described below and the agreement not to receive the proceeds from such sale of Collateral;

         WHEREAS, pursuant to the request of the Required Lenders signatory hereto, MSSFI has agreed to resign as Administrative Agent and MSCI has agreed to resign as Collateral Agent;

         WHEREAS, in connection with the foregoing resignations, each of the Lender Parties hereto and each of the Loan Parties have heretofore indicated their willingness, on the terms and conditions set forth below, to appoint, or in the case of each Loan Party, to approve, a successor

Administrative Agent and Collateral Agent and to amend certain provisions of the Credit Agreement, all as more fully described herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

         Section 2. Waivers. (a) Liens. The Lenders party hereto hereby agree to waive, on an interim basis until Waiver Termination (as defined below) only, any Default or Event of Default that may have occurred or may occur solely by reason of the Borrower's failure to observe the covenant in Section 5.02(a) of the Credit Agreement due solely to any attachment by Interface Group-Massachusetts, LLC ("INTERFACE") of up to an aggregate amount of (x) $711,111.04 of any of the following property: (i) $67,321.43 held in an account in the name of Events at Citizen's Bank of Massachusetts, (ii) certain personal property of Events not to exceed $711,111.04 as identified in the Finding and Order dated September 26, 2002 issued by the Superior Court Department of the Trial Court of the Commonwealth of Massachusetts in Civil Action No. 01-01755 and (iii) property of Events located in the State of California not to exceed $661,477.83 pursuant to the Writ of Attachment dated October 24, 2002 issued by the Los Angeles County Superior Court in Case No. BC 280084 and (y) other property of Events not to exceed $1,000,000 in the aggregate; provided, however, that the Borrower shall give the Administrative Agent notice on the same day that it receives notice (whether oral or written) of any new attachments by Interface or any other party on any property of any Loan Party.

         (b) EBITDA. The Lenders party hereto hereby agree to waive, on an interim basis until Waiver Termination only, any Default or Event of Default that may have occurred or may occur solely by reason of the failure of the Borrower to comply with Section 5.04(i)(a)(3) of the Credit Agreement.

         (c) Deposit Accounts. The Lenders party hereto hereby agree to waive, on an interim basis until Waiver Termination only, any Default or Event of Default that may have occurred or may occur solely by reason of the failure of any Loan Party to deliver to the Collateral Agent, pursuant to Section 5.01(o)(iv) of the Credit Agreement, executed account control agreements with respect to the accounts listed on Schedule 1 hereto.

         (d) Bond Interest Payment. The Lenders party hereto hereby agree to waive on an interim basis until Waiver Termination only, any Default or Event of Default arising under Section 6.01(e) of the Credit Agreement that may have occurred or may occur solely by reason of the failure of the Borrower to make the interest payment due on December 16, 2002 under the Borrower's Subordinated Debt Indenture dated June 26, 2001.

         (e) Repurchase of Convertible Preferred Stock. The Lenders party hereto hereby agree to waive any Default or Event of Default that may have occurred or may occur solely by reason of the Borrower's failure to observe the covenant in Section 5.02(g) of the Credit Agreement due solely to the Borrower's purchase of a total of 1,400,000 shares of the Borrower's Series B 5.5% Convertible Redeemable Preferred Stock pursuant to (i) the Sale

Agreement dated November 7, 2002 among the Borrower, Trinity Fund, Ltd. and Spirit Fund. Ltd. and (ii) the Sale Agreement dated November 25, 2002 among the Borrower, ValueAct Capital Partners, L.P., ValueAct Capital Partners II. L.P. and ValueAct Capital International, Ltd.

         (f) Waiver of Change of Control. The Lenders party hereto hereby agree to waive any Default or Event of Default that may have occurred or may occur solely by reason of the sales to Triax Holdings Ltd. on December 20, 2002
(i) by SoftBank America, Inc. of 36,699,868 shares of common stock of the Borrower and (ii) by Softbank Holdings Inc. of 332 shares of common stock of the Borrower.

         (g)      Period of Effectiveness. The waivers set forth in clauses (a),
(b), (c) and (d) above shall be effective solely during the period commencing on the effectiveness of this Amendment No. 4 and ending at Waiver Termination, at which time the foregoing waivers shall terminate and be of no further force or effect. "WAIVER TERMINATION" means the earliest to occur of:

                  (i)      12:01 A.M. (New York time) on February 1, 2003;

                  (ii) the occurrence of any Default or Event of Default, other than as addressed herein, under the Loan Documents; and

                  (iii) other than with respect to (x) Obligations under the Loan Documents or (y) the attachments waived pursuant to Section 2(a), the commencement by any holder of Debt or other obligations of the Borrower or any of its Restricted Subsidiaries of the exercise of any remedy (including, without limitation, acceleration or the making of a demand under any guaranty entered into in connection therewith) or the taking of any other action in furtherance of collection or enforcement of any claim or Lien against the Borrower or any of its Subsidiaries or any of their respective assets.

         (h)      Limited Effect. Except as provided in clauses (a), (b), (c),
(d), (e) or (f) above, this Section 2 shall not operate as a waiver of any right, remedy, power or privilege of the Administrative Agent or the Lender Parties under the Credit Agreement or any other Loan Document or of any other term or condition of the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, upon Waiver Termination, the Administrative Agent or the Lender Parties may proceed to exercise any and all of their respective rights and remedies, including, without limitation, their rights and remedies in connection with any then-existing Default or Event of Default referred to clauses (a), (b), (c) or (d) in this Section 2.

         Section 3. Waiver Of And Consent To Von Asset Sale. The Lender Parties hereto hereby agree to waive any Default or Event of Default that may occur solely by reason of the Borrower's failure to observe the covenant in Section 5.02(e)(ii) of the Credit Agreement due solely to the transactions contemplated by the Von Sale Agreement (as defined below), and the Collateral Agent is hereby directed upon the Administrative Agent's receipt of the Closing Amount (x) to deliver to the purchaser an executed "Release of Intellectual Property Security Interest" in form and substance satisfactory to the Collateral Agent covering Collateral sold pursuant to the Von Sale Agreement and (y) to deliver to the purchaser a UCC-3 in the form previously provided to the Borrower by Collateral Agent. The Borrower hereby represents and warrants that, other than the current employment of Jeffrey Pulver by the Borrower, the purchasers under the Von Sale Agreement are not affiliated in any way with any Loan Party or any officer or director thereof.

         Section 4. Confirmation By Loan Parties Of Obligations. (a) The Loan Parties acknowledge and agree that the aggregate principal amount of the Revolving Credit Advances, Letter of Credit Advances, Term Loan Advances and Available Amount under outstanding Letters of Credit under the Credit Agreement as of January 23, 2003 are as follows:

----------------------------------------------------------------
Revolving Credit Advances                           $ 80,000,000
----------------------------------------------------------------
Letter of Credit Advances                           $  1,768,986
----------------------------------------------------------------
Term Loan Advances                                  $          0
----------------------------------------------------------------
Advances                                            $ 81,768,986
----------------------------------------------------------------
Available Amount under outstanding                  $          0
----------------------------------------------------------------
Letters of Credit
----------------------------------------------------------------

The foregoing amounts do not include accrued and unpaid interest, fees, expenses and other amounts that are chargeable or otherwise reimbursable under the Loan Documents. Each Loan Party agrees and acknowledges that it has no right of offset, defense or counterclaim with respect to any of the foregoing obligations.

         Section 5. Limitation On New Extensions Of Credit. The Borrower and the Lenders party hereto hereby agree that at all times after the date hereof (a) the sum of the Advances and the Available Amount under outstanding Letters of Credit shall not exceed $81,768,986 (such excess, the "MAXIMUM AMOUNT"), and (b) the Borrower shall not deliver, and the Lenders and the Issuing Bank shall not honor, any Notice of Borrowing, Notice of Issuance, Notice of Renewal or other document the honoring of which would result in the sum of the Advances and the Available Amount under outstanding Letters of Credit exceeding the Maximum Amount; provided that the Maximum Amount may be increased at any time at the sole discretion of, and upon receipt by the Administrative Agent of the written consent of, the Required Lenders; provided further that any increase in the Maximum Amount shall not increase the Commitments of any Lender under any Facility unless such Lender shall have consented thereto in accordance with
Section 9.01 of the Credit Agreement.

         Section 6. Amendments. (a) Definitions.(i) Section 1.01 of the Credit Agreement is amended by inserting the following definitions in the proper alphabetical order:

                  "AMENDMENT NO. 4 EFFECTIVE DATE" means the date on which all of the conditions to effectiveness of Amendment No. 4 and Waiver No. 1 to the Credit Agreement, dated January 23, 2003, among the Loan Parties, the Lender Parties thereto and the Administrative Agent, shall have been met pursuant to the terms thereof.

                   "VARIANCE REPORT" shall have the meaning given such term in
         Section 5.03(l).

                  "VON SALE AGREEMENT" means the Asset Purchase Agreement dated January 23, 2003 among Key3Media Von Events, Inc., Events, Pulver.com Von Events, Inc. and Jeffrey Pulver.

                  (ii)     Section 1.01 of the Credit Agreement is further
         amended by:

                           (A) amending the definition of "Eligible Assignee" by deleting the following phrase therein:

                  "as approved (so long as no Event of Default has occurred and is continuing at the time of the relevant assignment pursuant to Section 9.07) by the Borrower (such approval not to be unreasonably withheld)" and

                           (B) amending the definition of "NET CASH PROCEEDS" by deleting the following proviso clause therein:

                  "provided further that Net Cash Proceeds shall not include any such cash receipts arising from any sale, lease, transfer or other disposition of any asset or any Extraordinary Receipt to the extent such cash receipts are reinvested in the business of the Borrower and its Subsidiaries within 6 months following the date of receipt"

         (b) Reduction of Revolving Credit Commitments. Section 2.05(b) of the Credit Agreement is amended by inserting the following at the end thereof:

                  "(iii) On the Amendment No. 4 Effective Date, (A) the Revolving Credit Facility shall be permanently reduced by $10,000,000 and (B) the Revolving Credit Commitment of each Revolving Credit Lender shall be permanently reduced by such Lender's Pro Rata Share of the amount set forth in the preceding clause (A)."

         (c) Mandatory Prepayment. Section 2.06(b) of the Credit Agreement is amended by deleting in clause (i)(A) thereof the following parenthetical:

                  "(other than any sale, lease, transfer or other disposition of assets pursuant to clause (i) of Section 5.02(e) or to the extent such Net Cash Proceeds are being reinvested in the business of the Borrower and its Subsidiaries within 6 months from receipt of such Net Cash Proceeds)".

         (d) Monthly Interest. Section 2.07(a) of the Credit Agreement is amended by:

                  (i)      inserting the following proviso at the end of clause
         (i) thereof:

                  "provided that, all interest on Base Rate Advances accrued up to and including the Amendment No. 4 Effective Date shall be payable on the Amendment No. 4 Effective Date, and beginning on the day immediately following the Amendment No. 4 Effective Date, interest on Base Rate Advances shall be payable in arrears monthly on the last Business Day of each month during such periods and on the date such Base Rate Advance shall be Converted or paid in full."

                  (ii)     inserting the following proviso at the end of clause
         (ii) thereof:

                  "provided that, all such interest on Eurodollar Rate Advances accrued up to and including the Amendment No. 4 Effective Date shall be payable on the Amendment No. 4 Effective Date, and beginning on the day immediately following the Amendment No. 4 Effective Date, interest on Eurodollar Rate Advances shall be payable in arrears monthly on the last Business Day of each month during such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full."

         (e) Monthly Default Interest. Section 2.07(b) of the Credit Agreement is amended by inserting the following immediately after the phrase "payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above":

                  "and, beginning on the Amendment No. 4 Effective Date, on the last Business Day of each month"

         (f) Defaulting Lenders. Section 2.15(c) of the Credit Agreement is amended by inserting immediately after the phrase "MS&Co." in the second sentence the words "or with such other bank or other financial institution as the Administrative Agent shall designate", and inserting immediately after the phrase "MS&Co.'s" in the third sentence thereof the words "(or such other bank's or financial institution's)".

         (g) Affirmative Covenants. Section 5.01 of the Credit Agreement is amended as follows:

                  (i) Section 5.01(l) is amended in its entirety by replacing the phrase "Intentionally Omitted." with the following:
         "Annual Agency Fee. On the Amendment No. 4 Effective Date, the Borrower shall pay the Successor Administrative Agent a nonrefundable $60,000 administrative fee, and on each anniversary of the Amendment No. 4 Effective Date, the Borrower shall pay the Successor Administrative Agent a $60,000 administrative fee, which shall be refunded by the Successor Administrative Agent (calculated on a monthly pro rata basis) in the event the Successor Administrative Agent resigns or is replaced as Administrative Agent after the first year anniversary of the engagement of the Successor Administrative Agent.

                  (ii) Section 5.01(o) of the Credit Agreement is amended by inserting the following at the end thereof:

                  "(v)     Not later than 30 days after the Amendment No. 4
         Effective Date, (a) each Grantor (as defined in the Security Agreement)
         (i) shall close all of its deposit accounts (as defined in Section
         9.102 of the Uniform Commercial Code as in effect from time to time in the State of New York) with respect to which the Collateral Agent has not received, on or prior to such date, an executed Deposit Account Control Agreement in form and substance satisfactory to the Collateral Agent (a "DEPOSIT ACCOUNT CONTROL AGREEMENT") and (ii) shall provide the Collateral Agent with written confirmation of the closure of any such deposit accounts. Any Grantor required to close a deposit account pursuant to the preceding sentence shall transfer all funds from such deposit account into another deposit account in the name of such Grantor with respect to which a Deposit Account Control Agreement is in effect on such date; and (b) the Administrative Agent shall have received from Events (i) a lost note certificate for the Note in the amount of 2,406,523.28 Mexican Pesos dated February 22, 1999 issued by ZD Events SA to Events, as successor to ZD Events Inc. and (ii) a replacement note, accompanied by a duly executed instrument of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent."

         (h) Negative Covenants. Section 5.02 of the Credit Agreement is amended by inserting at the end thereof the following:

                  "(s) Payments to Foreign Subsidiaries. Make, or permit any of is Domestic Subsidiaries to make, after the Amendment No. 4 Effective Date, directly or indirectly, any Investments in or payments to any Foreign Subsidiary (other than Investments in an aggregate amount not exceeding $500,000 in respect of products and services provided in the ordinary course of business and consistent with past practices).

                  (t) Extraordinary Payments. Enter into, or permit any of its Subsidiaries to enter into, after the Amendment No. 4 Effective Date, any contract obligating it to make any extraordinary payment or make, or permit any of its Subsidiaries to make, after the Amendment No. 4 Effective Date, any extraordinary payment which it is not obligated to make pursuant to a contract in effect on November 1, 2002."

         (i) Events of Default. Section 6.01 of the Credit Agreement is amended by deleting clause (c) thereof and inserting in its place the following:

                           "(c)     the Borrower shall fail to perform or
                  observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (i), (j) or (o)(v), 5.02, 5.03, or 5.04."

         (j) Agents and Affiliates. Section 8.03 of the Credit Agreement is amended by replacing the entire section as follows:

                  "SECTION 8.03 Agents and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, each Agent (whether current or former) shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include such Agent in its individual capacities. Each Agent (whether current or former) and its respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if such Agent was not an Agent and without any duty to account therefor to the Lender Parties."

         (k) Successor Agents. Section 8.06 of the Credit Agreement is amended by: (i) deleting the phrase "both facilities" in the fourth sentence thereof and replacing such phrase with "the Revolving Credit Facility" and (ii) deleting the fifth sentence thereof in its entirety.

         Section 7. Representations Correct; No Default. The Borrower represents and warrants that, except as expressly waived hereby, on and as of the date hereof (i) the representations and warranties contained in the Credit Agreement, other than the representation set forth in Section 4.01(f), (g) and (n) thereof, are true as though made on and as of the date hereof (except to the extent a representation or warranty references a specific date, in which case, such representation or warranty is true as of such date) and (ii) no Default or Event of Default has occurred and is continuing.

         Section 8. Governing Law. This Amendment No. 4 shall be governed by and construed in accordance with the laws of the State of New York.

         Section 9. Counterparts. This Amendment No. 4 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 10. Resignation. In accordance with Section 8.06 of the Credit Agreement, MSSFI hereby resigns as Administrative Agent, and MSCI hereby resigns as Collateral Agent, in each case effective as of the date hereof as to all of the Facilities (subject in the case of MSCI to Section 13 hereof). This Section 11 shall constitute notice of such resignations as required pursuant to Section
8.06 of the Credit Agreement.

         Section 11. Appointment Of Successor Administrative Agent. In accordance with Section 8.06 of the Credit Agreement, the Lenders party hereto hereby appoint, and each Loan Party hereby approves, Wilmington Trust Company ("WTC") as successor Administrative Agent (in such capacity, the "SUCCESSOR ADMINISTRATIVE AGENT"). WTC hereby accepts its appointment as Successor Administrative Agent. Effective as of the date hereof, the Successor Administrative Agent shall succeed to and become vested with all of the rights, powers, privileges and duties of Administrative Agent under the Loan Documents, and MSSFI shall be discharged from all duties and obligations as Administrative Agent. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Successor Administrative Agent (including but not limited to reasonable attorneys fees and expenses) incurred in connection with the review and negotiation of Amendment No. 4 and the legal due diligence associated with the appointment of the Successor Administrative Agent. The Successor Administrative Agent shall bear no responsibility or liability for any actions taken or omitted to be taken by any prior Administrative Agent while it served as Administrative Agent under the Loan Documents.

         Section 12. Appointment Of Successor Collateral Agent. In accordance with Section 8.06 of the Credit Agreement, the Lenders party hereto hereby appoint, and each Loan Party hereby approves, WTC as successor Collateral Agent (in such capacity, the "SUCCESSOR COLLATERAL AGENT") and vest WTC with all of the rights, powers, privileges and duties of Collateral Agent under the Collateral Documents and each other applicable Loan Document. WTC hereby accepts its appointment as Successor Collateral Agent. The appointment of WTC as Collateral Agent shall be effective immediately upon the effectiveness of this Amendment and

(notwithstanding anything to the contrary in such Section 8.06), WTC shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of Collateral Agent and MSCI shall be discharged from all duties and obligations as Collateral Agent. MSCI agrees to execute, deliver, file and/or record any tangible collateral, instruments, agreements, certificates or other documents (or amendments or supplements thereto) reasonably requested by WTC (and at the sole cost and expense of the Borrower) to continue the perfection of the Liens granted by the Collateral Documents.

         Section 13. Further Assurances. Each of MSCI, MSSFI, the Borrower, the Guarantors, and WTC shall promptly take such actions as each of them deems necessary or desirable to give effect to the agreements set forth herein.

         Section 14. Provisions Governing Agents. With respect to any actions taken or omitted to be taken as a Administrative Agent or Collateral Agent prior to its resignation or discharge from such capacity, each of MSSFI and MSCI are entitled to the full benefits of the applicable provisions of the Loan Documents (including, without limitation, Sections 8.05(a) and 9.04 of the Credit Agreement). The Borrower and the Lenders party hereto recognize that the indemnification and limitation of liability provisions of each of the underlying Loan Documents (including, without limitation, Sections 8.05 and 9.04 of the Credit Agreement) shall apply to and include WTC from and including the Effective Date of Amendment No. 4.

         Section 15. Effectiveness. This Amendment No. 4 shall become effective (and shall be binding on all Lenders) as of the date hereof when:

                  (i) the Administrative Agent shall have received from each of the Borrower and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

                  (ii) the Borrower shall have received from the purchaser under the Von Sale Agreement the purchase price provided for thereunder less the Closing Amount;

                  (iii) the Administrative Agent shall have received from the purchaser under the Von Sale Agreement an amount equal to $991,317.18 (the "CLOSING AMOUNT") consisting of (a) $289,464.15 on account of interest accrued up to and including the Amendment No. 4 Effective Date pursuant to Section 2.07(a) of the Credit Agreement, as amended hereby and (b) $701,853.03 on account of expenses submitted by the Agent to the Borrower for payment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed as of the date first above written.

                                        KEY3MEDIA GROUP INC., as Borrower

                                        By: _________________________________
                                            Name:
                                            Title:

                                        KEY3MEDIA EVENTS, INC., as a Guarantor

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        KEY3MEDIA ADVERTISING, INC., as a
                                         Guarantor

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        KEY3MEDIA BCR EVENTS, INC, as a
                                         Guarantor

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        KEY3MEDIA VON EVENTS, INC., as a
                                         Guarantor

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        KEY3MEDIA BIOSEC CORP., as a
                                         Guarantor

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        MORGAN STANLEY SENIOR
                                          FUNDING, INC., as resigning
                                          Administrative Agent

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        MORGAN STANLEY & CO.
                                          INCORPORATED, as resigning
                                          Collateral Agent

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        WILMINGTON TRUST COMPANY,
                                          as Successor Administrative Agent, and
                                          Successor Collateral Agent

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        FLEET NATIONAL BANK

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        WELLS FARGO BANK, N.A.

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        BNP PARIBAS

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        By: ____________________________________
                                            Name:
                                            Title:

                                       AVENUE SPECIAL SITUATIONS
                                        FUND II, L.P.

                                       By: Avenue Capital Partners II, LLC,
                                           as General Partner
                                       By: GLS Partners II, LLC,
                                           as Managing Member of General Partner

                                       By: _____________________________________
                                           Name:
                                           Title:

                                        EVENT PARTNERS DEBT
                                         ACQUISITION, L.L.C

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        THOMAS WEISEL STRATEGIC
                                        OPPORTUNITIES PARTNERS, L.P.

                                        By: ____________________________________
                                            Name:
                                            Title:

                                                              Schedule I

                                                                 None

                                       11